Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-261650, 333-261651, 333-263980, 333-270719 and 333-278237 on Form S-8 of our reports dated March 25, 2025, relating to the financial statements of Samsara Inc. and the effectiveness of Samsara Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 1, 2025.
/s/ Deloitte & Touche LLP
San Francisco, California
March 25, 2025